EXHIBIT 4.4

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSURER.

EACH PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THIS SECURITY OR ANY INTEREST THEREIN THAT (A) IT IS NOT A PLAN (INCLUDING A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AND AN ENTITY SUCH AS A COLLECTIVE INVESTMENT FUND, A PARTNERSHIP, A SEPARATE ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF SUCH PLANS, AN INDIVIDUAL RETIREMENT ACCOUNT, A KEOGH PLAN FOR SELFEMPLOYED INDIVIDUALS AND ANY OTHER PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) AND ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST THEREIN IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 AS MODIFIED BY ERISA SECTION 3(42), OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST THEREIN WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. IN ADDITION, EACH PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THIS SECURITY OR ANY INTEREST THEREIN THAT SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION IS NOT AND WILL NOT BE PROHIBITED UNDER SIMILAR RULES TO THE “PROHIBITED TRANSACTION” RULES OF ERISA OR SECTION 4975 OF THE CODE UNDER OTHER APPLICABLE LAWS OR REGULATIONS.

M&T BANK CORPORATION

5.053% FIXED RATE/FLOATING RATE SENIOR NOTES DUE 2034

No. [•]	$[•]

CUSIP No. 55261FAR5

ISIN No. US55261FAR55

M&T Bank Corporation, a New York corporation which is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended, and under Article III-A of the New York Banking Law (herein called the “Company”), which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] HUNDRED MILLION DOLLARS ($[•]) on January 27, 2034 (the “Maturity Date”).

During the period from, and including, January 27, 2023, to, but excluding, January 27, 2033 (the “Fixed Rate Period”), this Security will bear interest at the rate of 5.053% per annum. Such interest will be payable semi-annually, in arrears, on January 27 and July 27 of each year, beginning on July 27, 2023 and ending on January 27, 2033 (each such date a “Fixed Rate Interest Payment Date”). During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During the period from, and including, January 27, 2033, to, but excluding, the Maturity Date (the “Floating Rate Period”), this Security will bear interest at a floating rate per annum equal to Compounded SOFR (as defined below) plus 1.850%, as determined in arrears by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly, in arrears, on April 27, 2033, July 27, 2033, and October 27, 2033 and at the Maturity Date (each such date a “Floating Rate Interest Payment Date”). Compounded SOFR for each Interest Period will be calculated by the Calculation Agent in accordance with the formula set forth in below with respect to the Observation Period (as defined below) relating to such Interest Period.

During the Floating Rate Period, interest will be computed on the basis of the actual number of days in each Interest Period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on this Security for each Interest Period will be computed by multiplying (i) the outstanding principal amount of this Security by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Interest Period (or any other relevant period) divided by 360. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each Interest Period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such Interest Period and prior to the relevant Interest Payment Date and will notify the Company (if the Company is not the Calculation Agent) of the Compounded SOFR, such interest rate and accrued interest for each

Interest Period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the Interest Payment Date. At the request of the Holder of this Security, the Company will provide the Compounded SOFR, the interest rate and the amount of interest accrued with respect to any Interest Period, after the Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any Interest Period during the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices and will be provided in writing to the Trustee. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holder of this Security.

If any Fixed Rate Interest Payment Date on or before January 27, 2033, any redemption date or the Maturity Date falls on a day that is not a Business Day, then payment of any interest, principal or premium payable on such date will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay. If any Floating Rate Interest Payment Date after January 27, 2033, other than any Floating Rate Interest Payment Date that is a redemption date or the Maturity Date, falls on a day that is not a Business Day, then payment of any interest payable on such date will be postponed to the next succeeding Business Day, except that, if the next succeeding Business Day falls in the next calendar month, then such interest payment will be advanced to the immediately preceding day that is a Business Day and, in each case, the related Interest Periods also will be adjusted for such non-Business Days. The term “Interest Payment Date” means a Fixed Rate Interest Payment Date or a Floating Rate Interest Payment Date. The term “Interest Period” means the period from and including January 27, 2023, or from and including the most recent Interest Payment Date (whether or not such Interest Payment Date was a Business Day) for which interest has been paid or provided for with respect to this Security to, but excluding, the next Interest Payment Date, redemption date or the Maturity Date, as the case may be.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or the City of Buffalo, New York or on which the Corporate Trust office of the Trustee is closed for business.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as and to the extent provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) preceding the related Interest Payment Date or, if this Security is in the form of a Global Security, the close of business on the Business Day preceding the related Interest Payment Date, except that interest payable on the Maturity Date or (subject to the exceptions described in Section 11.06(a) of the Indenture) any Redemption Date will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in the manner described in the Indenture, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security is a Security for purposes of the Indenture.

Compounded SOFR

With respect to any Interest Period during the Floating Rate Period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.00000005, or 0.000005%, being rounded upwards):

where:

“SOFR IndexStart” means, for periods other than the initial Interest Period in the Floating Rate Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period in the Floating Rate Period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial Interest Period;

“SOFR IndexEnd” means the SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or in the final Interest Period, relating to the Maturity Date, or, in the case of the redemption of this Security, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date (or in the final Interest Period, preceding the Maturity Date, or in the case of the redemption of this Security, preceding the applicable redemption date, as the case may be).

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date or, in the case of the redemption of this Security, preceding the applicable redemption date).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (the “FRBNY”) (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, www.newyorkfed.org as of the date of the Fourth Supplemental Indenture, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture, this Security or any other Securities of this series, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on this Security and any other Securities of this series.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement plus 1.850%.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security and the Securities of this series in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the beneficial owners and Holders of this Securities and any other Securities of this series and the Trustee absent manifest error;

•	if made by the Company, will be made in the Company’s sole discretion;

•

if made by the Company’s designee (which may be the Company’s affiliate), will be made after consultation with the Company, and such designee (which may be the Company’s affiliate) will not make any such determination, decision or election to which the Company reasonably objects; and

•

notwithstanding anything to the contrary in the Indenture, this Security or any other Securities of this series, shall become effective without consent from beneficial owners or the Holders of this Security or any other Securities of this series, the Trustee or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be the Company’s affiliate) on the basis as described above, and in no event shall the Trustee, the Paying Agent or the Calculation Agent be responsible for making any such determination, decision or election.

As used in this “Effect of Benchmark Transition Event” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Company or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by the Company prior to the commencement of the Floating Rate Period. The Company or an affiliate of the Company may assume the duties of the Calculation Agent. The institution serving as Trustee shall have no obligation to serve as Calculation Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”), or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

So long as Compounded SOFR is required to be determined with respect to the Securities of this series, there will at all times be a Calculation Agent during the Floating Rate Period. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish Compounded SOFR for any Interest Period, or the Company proposes to remove such Calculation Agent, the Company will appoint another Calculation Agent (which may be the Company or any of the Company’s affiliates).

None of the Trustee, the Paying Agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, the Paying Agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Fourth Supplemental Indenture or this Security as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Fourth Supplemental Indenture or this Security and reasonably required for the performance of such duties.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of The Bank of New York Mellon, as Paying Agent, maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of principal, premium (if any) or interest may be made by wire transfer in same-day funds to an account designated by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that if this Security is a Global Security payment of the principal, premium or interest will be made in accordance with the Applicable procedures.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (or, solely in the case of a Global Security, facsimile or electronic signature), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: January [•]

M&T BANK CORPORATION

By:
Name: Title:

Attested:

By:
Name: Title:

[Signature Page to Note 1]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: January [•]

[Signature Page to Note 1]

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 24, 2007 (the “Base Indenture”), between the Company and The Bank of New York (now doing business as The Bank of New York Mellon), as Trustee, as supplemented by the Third Supplemental Indenture thereto, dated as of August 16, 2022 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture thereto, dated as of January 27, 2023 (the “Fourth Supplemental Indenture”, and together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Security, the Indenture shall govern. This Security is one of the series designated on the face hereof. All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security will be redeemable at the Company’s option, in whole or in part, at any time and from time to time, on or after July 26, 2023 (180 days from January 27, 2023) (or, if additional Securities of this series are issued after January 27, 2023, beginning 180 days after the issue date of such additional Securities), and prior to the First Par Call Date (as defined below), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the principal amount of this Security to be redeemed discounted to the redemption date (assuming this Security matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued on the principal amount of this Security to the date of redemption; and

•	100% of the principal amount of this Security to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On the First Par Call Date, this Security will be redeemable at the Company’s option, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of this Security, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On and after October 29, 2033 (90 days prior to the Maturity Date), this Security will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the aggregate principal amount of the principal amount of this Security being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

If the Company redeems this Security at its option, then (a) notwithstanding the foregoing, installments of interest on this Security that are due and payable on any Interest Payment Date falling on or prior to a redemption date for this Security will be payable on that Interest Payment Date to the registered Holder hereof as of the close of business on the relevant record date according to the terms of this Security and the Indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“First Par Call Date” means January 27, 2033 (the date that is one year prior to the Maturity Date).

“Treasury Rate” the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Any notice of redemption shall be sent at least 10 days and no more than 60 days before the redemption date; provided, that if this Security is a Global Security, the Company may provide notice in accordance with the Applicable Procedures.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

There will be no sinking fund for the Securities of this series. This Security will not be subject to repayment at the option of the Holder hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants, Events of Default or Covenant Breaches with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture. The terms of the Indenture relating to Defeasance and Discharge will apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the Stated Maturities expressed herein.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.02 of the Base Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.